Exhibit 99.1

TRANZYME PHARMA

Moderator:     Susan Sharpe

April 24, 2013

8:00 a.m. ET

Operator:	Good day, and welcome, ladies and gentlemen, to the Tranzyme Pharma and Ocera Therapeutics conference call. As a reminder, today’s call is being recorded for replay purposes.

All participants are currently in a listen-only mode. We will hold a question-and-answer session following our speakers. At this time, I would like to turn the call over to Susan Sharpe of Tranzyme. Please go ahead.

Susan Sharpe:

Thank you. I’d like to begin by reading the following statement regarding forward-looking statements. Certain statements on today’s conference call regarding the proposed merger and other contemplated transactions, including statements relating to satisfaction of the conditions to and confirmation of the proposed merger, the expected ownership of the combined company, the alternatives to the proposed merger, and plans with respect to financing for the combined company constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Any statements that are not purely statements of historical fact should also be considered forward-looking statements. There are a number of factors that could cause actual results or events to differ materially from those indicated by our forward-looking statements, including the risk that Tranzyme may not be able to complete the proposed merger and other contemplated transactions, risks associated with the liquidity and trading markets for shares in the combined company, risks that the combined company’s development efforts cost more money than is expected, and risks associated with research and commercialization efforts by the combined company.

These and other risks and uncertainties are more fully described in Tranzyme’s annual report on Form 10-K with the year ended December 31, 2012, filed with the SEC, or the Securities and Exchange Commission, and in other filings that Tranzyme makes and will make with the SEC in connection with the proposed transaction.

The statements made during today’s call speak only as of today, and subsequent events and developments may cause our expectations and beliefs to change. While we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date after today.

The individuals on the call today from Tranzyme Pharma include Dr. Vipin Garg, president and CEO, Dr. Franck Rousseau, chief medical officer. And joining us from Ocera Therapeutics is Dr. Linda Grais, CEO.

I’ll now turn the call over to Vipin Garg, president and CEO of Tranzyme Pharma.

Vipin Garg:	Thank you, Susan.

Good morning, and thank you for joining us today. I’m very pleased to announce that the boards of directors of both Tranzyme Pharma of Research Triangle Park, North Carolina, and Ocera Therapeutics, based in San Diego, California, have approved a merger of our two companies.

As many of you know, early this year, Tranzyme began a process of evaluating strategic alternatives to maximize value for our shareholders. We initiated this review after halting enrollment and further clinical developments of our lead product candidate, TZP-102, following the results of two Phase IIB trials, based — both of which failed to show superiority of TZP-102 compared to placebo.

The (strategically lead) process was thorough and extensive. Our board formed a special committee of independent directors who in turn worked with the investment bank Stifel as financial adviser. As we conducted the review process, we concentrated on maximizing operational deficiencies by suspending any new internal R&D efforts and by managing our expenses. As a result of outbound effort and inbound interest, together with Stifel, our management team and the special committee evaluated more than 100 life sciences companies. We entered into 33 mutual non-disclosure agreements, met with 24 corporate teams, and reviewed 20 nonbinding indications of interest.

After careful and meticulous consideration of each of these 20 companies, the committee narrowed the focus to a select few to engage in full mutual due diligence. This comprehensive process led us to what we believe is the best opportunity for our shareholders, and that is to merge with Ocera Therapeutics.

Basic terms of the agreement provide for Tranzyme shareholders to receive 27.4 percent of the combined company, while Ocera stockholders are expected to receive 72.6 percent. The final number of shares will be subject to adjustments based on each company’s cash levels and certain other matters at closing.

The combined company will be named Ocera Therapeutics and be led by Dr. Linda Grais, Ocera’s chief executive officer. Dr. Franck Rousseau, Tranzyme’s chief medical officer, Mr. David Moore, Tranzyme’s chief business officer, and Ms. Dana McGowan, Ocera’s chief financial officer, will continue in their same capacities with the merged company. Ocera will maintain Tranzyme’s office in Research Triangle Park, North Carolina.

Upon completion of Ocera’s 2012 financial audit over the next few weeks, we will file with the SEC and furnish to our stockholders a proxy statement and other materials relevant to this transaction. Subject to Tranzyme shareholder approval, we expect the merger to close in the third quarter. Concurrent with the closing of the merger, certain of Ocera’s institutional investors have committed to invest $20 million in the combined company to help fund the Phase IIB clinical program for OCR-002, Ocera’s lead product candidate.

It is now my pleasure to introduce and turn the call over to Dr. Linda Grais, chief executive officer of Ocera. Linda has served on the Ocera board since 2008 and took over as CEO in June 2012. Dr. Linda Grais?

Linda Grais:	Thank you, Vipin, and thanks to your team for the hard work and very diligent selection and process. We are truly excited to be joining forces with Tranzyme.

I’d like to begin my comments today by introducing you to Ocera Therapeutics. Ocera is a privately held clinical stage biopharmaceutical company focused on developing proprietary compounds to treat acute and chronic orphan liver diseases with high unmet medical need. The company was founded in January 2005 by Drs. Eckard Weber and Laurent Fischer.

Dr. Weber serves at the chairman of the Ocera board, and he will continue to chair the board of the combined company, pending stockholder approval of the merger. Ocera’s lead drug candidate, OCR-002, is a Phase IIB-ready asset being evaluated for the treatment of hepatic encephalopathy, or HE, in patients with liver cirrhosis, acute liver injury, and acute liver failure, all of which are areas of high unmet medical need.

OCR-002 is a novel ammonia scavenger, which rapidly removes ammonia from the blood. Elevated ammonia is believed to be one of the primary causes of hepatic encephalopathy. OCR-002 is the subject of two Phase IIA trials and has shown early signs of efficacy of lowering ammonia levels associated with HE. The data from these trials are expected in the first half of 2014.

We believe OCR-002 is a significantly differentiated product candidate for orphan liver diseases as it works through a dual mechanism of action by enabling alternate metabolic pathways to reduce the systemic level of ammonia. OCR-002 is the first IV-formulated product in development for the treatment of hyperammonemia and associated HE in the U.S. and has received orphan drug designation in both the U.S. and in Europe and has been granted fast-track status by the FDA.

Together, the Tranzyme and Ocera management teams have developed a clinical plan for OCR-002 designed to expedite it’s path to market. The next step is a randomized, placebo-controlled, Phase IIB trial in approximately 200 cirrhotic patients who have been hospitalized due to complications of hepatic encephalopathy. This trial is designed to demonstrate the efficacy and safety of OCR-002 ahead of pivotal trials. Enrollment for this trial is expected to begin in the fourth quarter of 2013.

The Tranzyme clinical development team, in addition to their GI proficiency, has extensive experience in the hepatology therapeutic area and a proven track record running efficient and effectual clinical trials. We believe this overlap, along with the collective commercial expertise of the two companies, will provide strong synergies for the combined team.

It is our belief that the merger of Tranzyme and Ocera is a value-creating transaction that will result in a leading orphan liver disease biopharmaceutical company.

We’ll now open the call for questions.

Operator:

Thank you. Ladies and gentlemen, if you wish to ask a question at this time, please press star and the number one on your touch-tone telephone. If your question has been answered or you wish to remove yourself from the queue, please press the pound key. Once again, ladies and gentlemen, if wish to ask a question at this time, please press the star and the number one key on your touch-tone telephone. One moment, please.

Our first question is from Jim Birchenough of BMO Capital. You may begin.

Jim Birchenough:

Yeah, hi, guys. Congratulations on the transaction. A few questions. I guess first for Linda, as you contemplated the reverse merger with Tranzyme, just trying to understand alternatives for you guys and why you didn’t think instead of an IPO. That’s the first question. I just want to understand the combined cash, including the pipe, that you’ll have and how far that’ll take you in development.

And then for the Phase IIB, what would be the comparator arm? And what would the primary end point be, in terms of measurements of hepatic encephalopathy? Thanks.

Linda Grais:	Hi, Jim.

Jim Birchenough:	Hi, Linda.

Linda Grais:

Hi. So as far as contemplating an IPO, that was something that we envision down the road. However, when we first met with Tranzyme in the beginning of January and met the team, we felt that there was very strong synergy between the two teams and that together we would make a stronger company, and particularly a stronger public company, so it made more sense to merge than to go forward and do an IPO individually.

Your second question was the Phase IIB study, what would be the comparator arm?

Jim Birchenough:	Yes.

Linda Grais:	That will be placebo or plus standard of care, which is lactulose in the ICU patients.

Jim Birchenough:	And in terms of just the combined cash and how far that — how much combined cash will you have? And how far will that get you?

Linda Grais:	We will have at least $25 million in cash, and it should be sufficient to substantially complete our Phase IIB trial.

Jim Birchenough:

And maybe just one final one, Linda, if I can. How would you compare 002 to the Hyperion drug? And in studies of hepatic encephalopathy, is there no requirement to use that as a comparator in certain patient populations? Thanks.

Linda Grais:

In terms of comparing it, the first — excuse me — the first difference is that we are in an IV formulation, so we can be used in the acute care ICU setting, where patients are often unable to swallow and also need immediate ammonia-lowering. The Hyperion drug is oral only.

We also believe we have a somewhat different mechanism of action, because we have two (MOA Ts) to the molecule. Hyperion has one. But we think that with two, we could be a more potent molecule.

Currently, there is — we do not think that there will be a need to compare to the Hyperion molecule. That has not yet been approved for HE.

Jim Birchenough:	And is there any thought to study 002 in urea cycle disorders?

Linda Grais:	We are not considering that at this time.

Jim Birchenough:	OK, thanks for taking the questions.

Operator:

Thank you. Once again, ladies and gentlemen, if you wish to ask a question at this time, please press the star and the number one key on your touch-tone telephone. I’m showing our next question from (Stephen Wiley) of Stifel. You may begin. (Stephen Wiley), your line is open. Please check your mute button.

(Stephen Wiley):

Yeah, sorry about that. Thanks for taking the question, and congrats on the transaction. Just was wondering if we can get an update on kind of where you are right now, in terms of — in terms of dose escalation within the Phase IIA study and if you think that this might be some data that we could see sneaked into the — into the year-end liver conference.

Vipin Garg:	Linda?

Linda Grais:

We have arrived at a — what we believe to be the tolerable and best dose, which is 10 grams over a 24-hour period in the intravenous infusion. And I’m sorry. You asked about sneaking it into the year-end liver conference?

(Stephen Wiley):	Yeah, the AASLD conference, which is, I think, in November.

Linda Grais:	Right. We presented data at that conference last year. There may well be more data that we can present at the upcoming conference. Perhaps Franck could opine on that.

Franck Rousseau:

Yeah, I think — hi, (Steve). This is Franck. It will be probably a little tight for us to put the current Phase IIA that is ongoing in Europe, because of — as you know, the lead time, you need to submit the abstract virtually now, I believe at the AASLD, in order to be in November. So if — if we have very exciting data, we’ll maybe try to put the late breaker out, but there is no commitment to do that at that point. It’s more likely to be EASL next year.

(Stephen Wiley):	OK, thanks.

Operator:	Thank you. Our next question is a follow-up from Jim Birchenough of BMO Capital. You may begin.

Jim Birchenough:

Yeah, hi, guys. Just, I guess, two questions. One, just on the transaction, how should we think about how many shares will be outstanding when the deal is closed? And I know you said it’s going to depend on cash levels from the respective companies, but can you give us a general sense? And I have just one other follow-up.

Vipin Garg:

Yeah, so, hi, Jim. It’s hard to project that number exactly at this point, because there are, you know, a number of moving parts to the final sort of settlement to the number of shares. Obviously, one of the things we’ll have to do is potentially do a reverse split in order to maintain our Nasdaq listing at the time of the closing of the transaction.

So the way the transaction is, there is a pre-financing split between Tranzyme and Ocera shareholders, and then there would be additional $20 million financing on top of that. The price of that financing will be determined by the, you know, 10-day moving adjusted — volume-adjusted moving average of our share price, immediately prior to closing of the — of the transaction, so that’s going to affect the number of shares based on what is the number of shares and what’s the closing price at that time. We’ll have to then determine what is the appropriate reverse split in order to qualify for Nasdaq listing.

So it’s kind of a long-winded answer to say that it’s hard to project that number, but obviously, we’ll be, you know, focusing on maintaining the Nasdaq listing at that time, and that’s what is ultimately going to determine the number.

Jim Birchenough:

Yeah, and then just a question for Linda or two, Linda, is there any possibility of a path to accelerated approval on the Phase IIB? Have you had those discussions with FDA? And then if you could give us some insights into the intellectual property, what sort of patents you have and when they extend to, thanks.

Linda Grais:

Sure. So we do have fast-track designation. And we are planning to use that in our Phase IIB interactions with the FDA. In terms of the intellectual property, we have composition of matter end use claims for the prevention and treatment of HE in liver disease patients, which extend through 2025. These claims were originally licensed from University College London, and they have — the use claims have issued throughout all the major territories. The composition of matter claims are still pending in the E.U. and the U.S., but have issued in other major countries, including Russia and throughout Asia. We also have NCE claims for the crystal salt of ornithine phenylacetate, which is OCR-002, and these have issued in the U.S. and extend through 2030.

Jim Birchenough:	And if issued, the composition of matter claims would extend until when?

Linda Grais:	Late 2025.

Jim Birchenough:	Got it. OK, thanks.

Operator:

Thank you. Once again, ladies and gentlemen, if you wish to ask a question at this time, please press star and the number one key on your touch-tone telephone. I am showing no further questions at this time. I would like to turn the conference back over to Dr. Garg for closing remarks.

Vipin Garg:

I’d like to thank each of you for joining us today and let you know that we will be posting some additional information in the form of a PowerPoint presentation to our Web site following today’s call. Thank you very much.

Operator:	Ladies and gentlemen, this concludes today’s conference.

END

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed merger and other contemplated transactions (including statements relating to satisfaction of the conditions to and consummation of the proposed merger, the expected ownership of the combined company, the alternatives to the proposed merger, and plans with respect to financing for the combined company) constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control.

Risks and uncertainties for Tranzyme and Ocera and of the combined company include, but are not limited to: inability to complete the proposed merger and other contemplated transactions; liquidity and trading market for shares prior to and following the consummation of the proposed merger and proposed financing; costs and potential litigation associated with the proposed merger; failure or delay in obtaining required approvals by the SEC or any other governmental or quasi-governmental entity necessary to consummate the proposed merger, including our ability to file an effective proxy statements in connection with the proposed merger and other contemplated transactions,  which may also result in unexpected additional transaction expenses and operating cash expenditures on the parties; inability or the delay in obtaining required regulatory approvals for product candidates, and/or which may result in unexpected cost expenditures; failure to issue Tranzyme common stock in the proposed merger and other contemplated transactions exempt from registration or qualification requirements under applicable state securities laws; the price of the financing transaction in connection with the proposed merger and contemplated transactions being materially lower than the current weighted average trading price of Tranzyme’s common stock, or the aggregate amount of cash received from such financing transaction being less than anticipated; uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; failure to realize any value of certain product candidates developed and being developed, including with respect to OCR-002, in light of inherent risks and difficulties involved in successfully bringing product candidates to market; inability to develop new product candidates and support existing products; the approval by the FDA and EMA and any other similar foreign regulatory authorities of other competing or superior products brought to market; risks resulting from unforeseen side effects; risk that the market for the combined company’s products may not be as large as expected; inability to obtain, maintain and enforce patents and other intellectual property rights or the unexpected costs associated with such enforcement or litigation; inability to obtain and maintain commercial manufacturing arrangements with third party manufacturers or establish commercial scale manufacturing capabilities; loss of or diminished demand from one or more key customers or distributors; unexpected cost increases and pricing pressures; continuing or deepening economic recession and its negative impact on customers, vendors or suppliers; failure to obtain the necessary stockholder approvals or to satisfy other conditions to the closing of the proposed merger and the other contemplated transactions; a superior proposal being submitted to either party; uncertainties of cash flows and inability to meet working capital needs; cost reductions that may not result in anticipated level of cost savings or cost reductions prior to or after the consummation of the proposed merger; and risks associated with the possible failure to realize certain benefits of the proposed merger, including future financial, tax, accounting treatment, and operating results.  Many of these factors that will determine actual results are beyond Tranzyme’s, Ocera’s, or the combined company’s ability to control or predict.

Other risks and uncertainties are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC, and in other filings that Tranzyme makes and will make with the SEC in connection with the proposed transactions, including the proxy statement described below under “Important Information and Where to Find It.” Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause our expectations and beliefs to change. While we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date after the date stated herein.

Important Information and Where to Find It

Tranzyme and Ocera and certain of their directors and executive officers may become participants in solicitation of proxies from Tranzyme stockholders in connection with the proposed transactions. Additional Information regarding persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of the Tranzyme stockholders in connection with the proposed merger, and who have interests, whether as security holders, directors or employees of Tranzyme or Ocera or otherwise, which may be different from those of Tranzyme stockholders generally, will be provided in the proxy statement and other materials to be filed with the SEC.

Each of Tranzyme’s board of directors, John H. Johnson, George B. Abercrombie, Jean-Paul Castaigne, Vipin K. Garg, Anne M. VanLent, and Alex Zisson; Tranzyme’s executive officers, Vipin K. Garg (President and Chief Executive Officer), Franck Rousseau (Chief Medical Officer), David Moore (Chief Business Officer) and Helmut Thomas (Senior Vice President, Research and Preclinical Development); Ocera’s board of directors, Eckard Weber, Lars Ekman, Linda Grais, Nina Kjellson, Michael F. Powell, and Pratik Shah; and Ocera’s executive officers, Linda Grais (Chief Executive Officer), Dana S. McGowan (Chief Financial Officer and Secretary) and Keith Anderson (Vice President Pharmaceutical Sciences and Chief Operating Officer); may be deemed “participants” in the solicitation of proxies from the Tranzyme stockholders in connection with the proposed transactions.

Information regarding Tranzyme’s directors’ and executive officers’ respective interests in Tranzyme by security holdings or otherwise is set forth in Tranzyme’s proxy statement relating to the 2012 annual meeting of stockholders filed with the SEC on April 27, 2012.  The following is a list of the current approximate number of shares of Tranzyme common stock beneficially held by each of the foregoing Tranzyme directors and officers listed above: John H. Johnson (66,835 shares), George B. Abercrombie (50,468 shares), Jean-Paul Castaigne (51,545 shares), Vipin K. Garg (689,068 shares), Anne M. VanLent (50,468 shares), Alex Zisson (50,468 shares), Franck Rousseau (90,625 shares), David Moore (69,800 shares) and Helmut Thomas (119,105 shares).

Vipin Garg, Tranzyme’s President and Chief Executive Officer, will be entitled to receive severance pay in the aggregate amount of approximately $450,000 and the acceleration of the vesting of all outstanding stock awards along with other separation benefits upon the termination of his employment at the closing of the proposed merger.  Alex Zisson, a Tranzyme director, and Pratik Shah, an Ocera director, are each partners at, and director appointees of, Thomas McNerney & Partners, LLC and its affiliates (“TMP”).  TMP beneficially owns an aggregate of approximately 12,933,146 shares of Ocera stock after giving effect to the exercise of certain options and warrants, the conversion of convertible notes of Ocera into preferred stock of Ocera (assuming a closing date of June 30, 2013), and the conversion of those shares and all other shares of preferred stock beneficially owned by TMP into common stock. It is anticipated that Dr. Shah will be a director of the combined company following the consummation of the proposed merger. Dr. Shah would be the only director originally appointed by TMP serving on the board of directors of the combined company immediately after the merger.

Eckard Weber, M.D., a director of Ocera, is an employee of Domain Associates, L.L.C. (“Domain Associates”) and a member of One Palmer Square Associates VI, L.L.C., the general partner of Domain Partners VI, L.P. and DP VI Associates, L.P. (Domain Associates, Domain Partners VI, L.P. and DP VI Associates, L.P. are collectively referred to as “Domain”). Dr. Weber individually beneficially owns approximately 3,030,000 shares of Ocera’s common stock (which includes an option to acquire 150,000 shares of the common stock of Ocera).  Domain beneficially owns (without including the shares beneficially owned by Dr. Weber) in the aggregate approximately 13,609,983 shares of Ocera stock after giving effect to the exercise of certain warrants, the conversion of convertible notes of Ocera into preferred stock of Ocera (assuming a closing date of June 30, 2013), and the conversion of those shares and all other shares of preferred stock beneficially owned by Domain into common stock. Dr. Weber is anticipated to serve as a director of the Company following the consummation of the proposed merger.

Nina Kjellson, a director of Ocera, is a partner in InterWest Partners IX, LP (“InterWest”), a stockholder of Ocera. InterWest beneficially owns in the aggregate approximately 3,530,891 shares of Ocera stock after giving effect to the exercise of certain options and warrants, conversion of convertible notes of Ocera into preferred stock of Ocera (assuming a closing date of June 30, 2013), and the conversion of those shares and all other shares of preferred stock beneficially owned by InterWest into common stock. Nina Kjellson is anticipated to serve as a director of the Company following the consummation of the proposed merger.

Linda Grais is a member of the general partner of InterWest, the Chief Executive Officer and a director of Ocera and is anticipated to be the Chief Executive Officer and to serve as a director of the Company following the consummation of the proposed merger. Linda Grais holds an option to acquire up to 615,091 shares of the common stock of Ocera.

Michael F. Powell, a director of Ocera and the holder of an option to acquire up to 150,000 shares of the common stock of Ocera, is also a managing member of the general partner entity of Sofinnova Venture Partners VI, L.P. (“Sofinnova”). Sofinnova, as nominee for certain of its affiliated funds, is the beneficial owner of approximately 7,297,929 shares of Ocera stock after giving effect to the exercise of certain warrants, the conversion of convertible notes of Ocera into preferred stock of Ocera (assuming a closing date of June 30, 2013), and the conversion of those shares and all other shares of preferred stock beneficially owned by Sofinnova into common stock. Michael Powell is anticipated to serve as a director of the Company following the consummation of the proposed merger.

Dana S. McGowan, Ocera’s Chief Financial Officer and Secretary, holds options to acquire up to 567,489 shares of Ocera stock.

Keith Anderson, Ocera’s Vice President Pharmaceutical Sciences and Chief Operating Officer holds options to acquire up to 511,239 shares of Ocera stock.

Certain of the holders of preferred stock of Ocera (including Domain, TMP, InterWest and Sofinnova) also will be participating in a financing of Tranzyme, which financing will close following the effective time of the proposed merger.  In addition to Domain, TMP, InterWest and Sofinnova, the following entities will participate in that financing and such entities beneficially own approximately the number of shares of Ocera stock, after giving effect to the exercise of certain warrants, the conversion of convertible notes of Ocera into preferred stock of Ocera (assuming a closing date of June 30, 2013), and the conversion of those shares and all other shares of preferred stock beneficially owned by such entity into common stock, as parenthetically indicated: Agechem Venture Fund L.P. (2,080,549 shares); CDIB BioScience Ventures I (520,137  shares); Cross Creek Capital, L.P. (828,789 shares); Cross Creek Capital Employees’ Fund, L.P. (81,449 shares); FinTech GIMV Fund LP (520,137 shares); Greenspring Crossover Ventures I, L.P. (650,357 shares); Greenspring Global Partners III, L.P. (626,516 shares); Greenspring Global Partners III-A, L.P. (287,347 shares); and Greenspring Global Partners III-B, L.P. (906,429 shares).

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  A definitive proxy statement and a proxy card will be filed with the SEC and will be mailed to Tranzyme’s stockholders seeking any required stockholder approvals in connection with the proposed transactions. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TRANZYME MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Stockholders may obtain, free of charge, copies of the definitive proxy statement and any other documents filed by Tranzyme with the SEC in connection with the proposed transactions at the SEC’s website (http://www.sec.gov), at Tranzyme’s website (http://ir.tranzyme.com), or by writing to the Secretary, Tranzyme, Inc. at 5001 South Miami Boulevard, Suite 300, Durham, North Carolina 27703.